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[LETTERHEAD OF THE DAVIS COMPANIES]


August 23, 2001

Mr. Avery W. Catlin
Senior Vice President and
Chief Financial Officer                               Via Fax and Certified Mail
AVANT Immunotherapeutics, Inc.
119 Fourth Avenue
Needham, MA 02494-2725

Re:  Lease at 115-119 Fourth Avenue, Needham, MA

Dear Chip:

With reference to the Lease of space at 115 Fourth Avenue, Needham, MA dated May 1, 1996 between AVANT Immunotherapeutics, Inc. (formerly known as T Cell Sciences, Inc.), as Lessee, and DIV Needham 53 LLC as successor in interest to Fourth Avenue Ventures Limited Partnership, as Lessor: In accordance with
Section 1.1 and Section 4.2 of the Lease, Tenant has timely exercised its option to extend the term of the Lease for an additional five years, from May 1, 2002 through April 30, 2007 (the "Extension Term").

In accordance with Section 4.3 of the Lease, Landlord and Tenant hereby agree and confirm the Annual Fixed Rent for the Extension Term in accordance with
Section 4.2 of the Lease shall be as follows:

     May 1, 2002 - April 30, 2003@ net rent of $27.00/SF or $1,466,559.00 per year.
     May 1, 2003 - April 30, 2004@ net rent of $27.00/SF or $1,466,559.00 per year.
     May 1, 2004 --April 30, 2005@ net rent of $27.50/SF or $1,493,717.50 per year.
     May 1, 2005 -April 30, 2006@ net rent of $28.00/SF or $1,520,876.00 per year.
     May 1, 2006 - April 30, 2007@ net rent of $28.75/SF or $1,561,613.75 per year.

All other terms and conditions of the Lease shall remain unchanged and in full force and effect. Please sign below and return a copy of this letter to me, and this letter will serve as our Confirmation of the Extension Term Rent.

I am glad we were able to come to agreement, and look forward to working with you during your continued tenancy. If you have any questions, or I can be of any assistance, please do not hesitate to call me.

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Sincerely, '
DIV NEEDHAM 115 LLC
By: Davis Management Corp., Its Managing Agent

/s/ Amy B. Klein
----------------
By:  Amy E. Klein
Its: Senior Vice President

Agreed to and accepted by AVANT Immunotherapeutics, Inc.

By:   /s/  Avery W. Catlin, its: Senior VP & CFO
      --------------------       ---------------
                                 Duly authorized